UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

KULR TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1999 S. Bascom Ave. Suite 700. Campbell, CA 95008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 663-5247

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2021, the Board of Directors (the “Board”) of KULR Technology Group, Inc., a Delaware corporation (the “Company”), appointed Morio Kurosaki as a director on the Board, to hold office until the earlier of the expiration of the term of office of the director whom she has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, disqualification, or removal. Mr. Kurosaki’s appointment is contingent upon the Company’s common stock being approved for uplisting to a national exchange. Furthermore, Mr. Kurosaki will receive quarterly cash compensation equal to $10,000 and was granted 20,000 shares of restricted common stock, which shares shall vest quarterly in 5,000 share installments with the first installment vesting immediately upon approval for uplisting to a national exchange.

Mr. Kurosaki, 65, is an experienced venture capital veteran, is the founder and President of IT-Farm Corporation in Japan, led early investments in notable companies such as Zoom Video Communications (Nasdaq: ZM); ContextLogic (Nasdaq: WISH); Treasure Data, acquired by ARM Holdings (Nasdaq: NVDA); Tubi, acquired by Fox Corporation (Nasdaq: FOX); Red Hot Labs, acquired by Google (Nasdaq: GOOGL); lvl5, acquired by DoorDash (NYSE: DASH); Accel Technology, acquired by Marvell Technology Group (Nasdaq: MRVL), and Extreme DA, acquired by Synopsis (Nasdaq: SNPS). Mr. Kurosaki has also served as Asia-Pacific advisory member of ARM Holdings, acquired by SoftBank Group Corporation (OTCMKTS: SFTBY). Mr. Kurosaki started his business career at Intel Japan, thereafter joining Western Digital Corporation (Nasdaq: WDC) as one of the earliest members of WDC’s Japanese division. In 1988, he founded Aisys Corporation, a firm helping Silicon Valley start-ups gain exposure to the Japanese markets. In 1999, he founded IT-Farm Corporation as one of a few hands-on style venture capital firms in Japan. Mr. Kurosaki is based in Japan and has international experience working with partners in Japan and in the Asia-Pacific region. Mr. Kurosaki will serve as Chair of the Audit Committee, and will serve as a member on the Compensation Committee and Nominating and Governance Committee.

No arrangement or understanding exists between Mr. Kurosaki and any other persons pursuant to which she was elected as a director of the Company. Mr. Kurosaki has not engaged in any transaction, since January 1, 2020, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on March 2, 2021, announcing the appointment Mr. Kurosaki. A copy of this press release is furnished as Exhibit 99.1.

The Company is furnishing the information under this item, including Exhibit 99.1, pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: March 2, 2021	By:	/s/ Michael Mo
Name: Michael Mo
Title: President & Chief Executive Officer